UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) November 17, 2010

OTIX GLOBAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-30335	87-0494518
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4246 South Riverboat Road, Suite 300
Salt Lake City, UT 84123
(Address of principal executive offices)

(801) 312-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 16, 2010, Albert Goltz filed a putative class action suit challenging the Agreement and Plan of Merger (the “Agreement”) by and between Otix Global, Inc. (“Otix”), William Demant Holding A/S, and OI Merger Sub, Inc. (the “Action”).  On November 17, 2010, the parties to the Action entered into a Memorandum of Understanding that sets forth the principal terms of a settlement of the Action, which would include the dismissal with prejudice of all claims against all of the defendants, including Otix Global, Inc. (“Otix”) and its Board of Directors.  The proposed settlement is conditional upon, among other things, the execution of an appropriate stipulation of settlement, consummation of the acquisition of Otix by William Demant Holding A/S and OI Merger Sub, Inc. (collectively “WDH”) (the “Acquisition”), and final approval of the proposed settlement by the Court.

On October 22, 2010, Otix filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission describing the Agreement and soliciting stockholder approval of the Agreement and the merger contemplated thereby.  The Proxy Statement was mailed to Otix stockholders on or about October 25, 2010.  As part of the proposed settlement, Otix hereby makes additional disclosures to its stockholders by filing the Fairness Opinion Analysis, dated as of October 6, 2010, prepared by Valuation Research Corporation, Otix’s financial advisor, and presented to Otix’s Board of Directors.

A copy of the Fairness Opinion Analysis is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Fairness Opinion Analysis as of October 6, 2010, prepared by Valuation Research Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Dated:  November 17, 2010.

OTIX GLOBAL, INC.

/s/ Michael M. Halloran

Michael M. Halloran
Vice President and Chief Financial Officer